SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      May 26, 2005

THORNBURG MORTGAGE, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-11914	85-0404134
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

150 Washington Avenue, Suite 302
Santa Fe, New Mexico	87501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:       (505) 989-1900

N/A
(Former name or former address, if changed since last report.)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

      On May 26, 2005, Thornburg Mortgage, Inc. (the “Company”) entered into an Underwriting Agreement (the “Agreement”) with Bear, Stearns & Co. Inc. and UBS Securities LLC, as co-lead managers (the “Underwriters”), and Thornburg Mortgage Advisory Corporation (the “Manager”) relating to the issuance and sale of 2,200,000 shares of the Company’s 8.00% Series C Cumulative Redeemable Preferred Stock (the “Transaction”). The Company filed the Agreement with the Securities and Exchange Commission by means of a Current Report on Form 8-K on May 31, 2005. The Company is filing Amendment No. 1 to the Agreement (the “Amendment”) in order to set forth the allocation of shares purchased by the Underwriters in the Transaction. The Amendment is attached as an exhibit hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

      (c) Exhibits

      The following exhibit is filed as part of this report in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit	Name of Exhibit
1.18.1	Amendment No. 1 to Underwriting Agreement, dated May 26, 2005, by and among the Company, the Manager and the Underwriters

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNBURG MORTGAGE, INC.

Date: June 7, 2005	By:/s/ Michael B. Jeffers

Michael B. Jeffers, Secretary

EXHIBIT INDEX

EXHIBIT	NAME OF
NUMBER	EXHIBIT
1.18.1	Amendment No. 1 to Underwriting Agreement, dated May 26, 2005, by and among the Company, the Manager and the Underwriters